UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2010

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

TechniScan, Inc., a Delaware corporation (the “Company,” “our” “we”) filed its Form 10-Q for the quarterly period ended March 31, 2010 on May 4, 2010.  On July 24, 2010, management determined that our condensed interim financial statements as of and for the quarter ended March 31, 2010 should no longer be relied upon due to an error in such financial statements with respect to the accounting for stock-based compensation expense and the fair value calculation of derivative liabilities.  On July 29, 2010, we filed an amended Form 10-Q/A for the quarterly period ended March 31, 2010 which included our amended and corrected condensed interim financial statements as of and for the quarter ended March 31, 2010.

The Company was using the historical volatility of the Dow Jones Small Cap Medical Equipment Index instead of the historical volatility of comparable companies in calculating our stock-based compensation expense and the fair value of our derivative liabilities.

The Audit Committee of the Board and Directors discussed with the Tanner LC, the Company’s independent registered public accounting firm the matters disclosed in this Current Report including the need to restate the Company’s Form 10-Q for the quarter ended March 31, 2010.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

August 27, 2010	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer